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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the incorporation by reference in the Registration Statement (Form S-3) of Medicis Pharmaceutical Corporation and in the related Prospectus for the registration of 3,450,000 shares of its Class A common stock of our report dated August 1, 1997, with respect to the consolidated financial statements of Medicis Pharmaceutical Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1997.

                                          /s/ ERNST & YOUNG LLP

Phoenix, Arizona
January 11, 1998